Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 333-104743) pertaining to the 1996 Stock Incentive Plan of Forward Industries, Inc., of our report dated November 10, 2003, with respect to the consolidated financial statements of Forward Industries, Inc. included in the Annual Report (Form 10-KSB) for the year ended September 30, 2003.

Ernst & Young LLP

November 10, 2003
Fort Lauderdale, Florida